                                                                    EXHIBIT 21.1



         NAME OF SUBSIDIARY                           STATEMENT OF INCORPORATION
         ------------------                           --------------------------
         KNOLOGY of Montgomery, Inc.                  Alabama
         KNOLOGY of Columbus, Inc.                    Delaware
         KNOLOGY of Panama City, Inc.                 Florida
         KNOLOGY of Augusta, Inc.                     Delaware
         KNOLOGY of Charleston, Inc.                  Delaware
         KNOLOGY of Alabama, Inc.                     Delaware
         KNOLOGY of Georgia, Inc.                     Delaware
         KNOLOGY of South Carolina, Inc.              Delaware
         KNOLOGY of Florida, Inc.                     Delaware
         KNOLOGY of Louisiana, Inc.                   Delaware
         KNOLOGY of Tennessee, Inc.                   Delaware
         KNOLOGY of Huntsville, Inc.                  Delaware
         KNOLOGY of Baton Rouge, Inc.                 Delaware
